Exhibit 99.B(e)

Lincoln Financial Group®

Index-Linked Annuity Application

The Lincoln National Life Insurance Company (Company)
Home Office: 1301 S. Harrison Street, Fort Wayne, IN 46802
Servicing Office - PO Box 2348, Fort Wayne IN 46801-2348
Overnight Address: 1301 S. Harrison St., Fort Wayne, IN 46802-3425
Service Center: 877-534-4636 Sales Desk: 877-533-0265

Instructions: Please type or print. ANY ALTERATIONS TO THIS APPLICATION MUST BE INITIALED AND DATED BY THE APPLICANT.
ALL "REQUIRED" SECTIONS MUST BE COMPLETED.

Product Name: *Lincoln Level Advantage 2℠*

Type of Contract Being Applied For - Required

☐ Non-Qualified (Do **NOT** select Plan Type) ☐ Tax-Qualified (**MUST** select Plan Type, below)

Plan Type (Check One): ☐ Roth IRA ☐ Traditional IRA ☐ SEP IRA ☐ Other ______

Contract Owner (Owner)[1] - Required

Name/Trust[2]: ______ Date of Birth: ______
SSN/TIN: ______ ☐ Male ☐ Female Home Telephone: ______
Physical Address: ______ Mobile Telephone: ______
City, State & Zip Code: ______ Citizen of (Country): ______
Email Address: ______ Date of Trust: ______
Trustee Name(s): ______ Is Trust Revocable: ☐ Yes ☐ No

Joint Contract Owner (Joint Owner)[1], if any - Non-Qualified Contract Only

Name: ______ Date of Birth: ______
SSN/TIN: ______ ☐ Male ☐ Female Home Telephone: ______
Physical Address: ______ Mobile Telephone: ______
City, State & Zip Code: ______ Citizen of (Country): ______
Email Address: ______ Relationship to Owner: ☐ Spouse ☐ Non-Spouse

Annuitant[1] - If no Annuitant is specified, the Owner, or Joint Owner (if younger), will be the Annuitant. If a living benefit is elected, the Annuitant will follow the living benefit specifications.

Same as: ☐ Owner ☐ Joint Owner ☐ Other - Complete information: Relationship to Owner: ______
Name: ______ Date of Birth: ______
SSN/TIN: ______ ☐ Male ☐ Female Home Telephone: ______
Physical Address: ______ Mobile Telephone: ______
City, State & Zip Code: ______ Citizen of (Country): ______
Email Address: ______

Contingent Annuitant[1], if any (not available on qualified or non-natural owner, except for Charitable Remainder Trust)

Same as: ☐ Owner ☐ Joint Owner ☐ Other - Complete information: Relationship to Owner: ______
Name: ______ Date of Birth: ______
SSN/TIN: ______ ☐ Male ☐ Female Home Telephone: ______
Physical Address: ______ Mobile Telephone: ______
City, State & Zip Code: ______ Citizen of (Country): ______

[1] Minimum and maximum age restrictions apply for all Owners and Annuitants.
[2] Additional documentation required. Please Complete and Return the Certification of Trustee Powers Form (AN07086).

Lincoln Financial Group is the marketing name for Lincoln National Corporation and its affiliates.
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May 2024
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Beneficiary(ies) - Required Beneficiaries share equally unless otherwise indicated. If a percentage is indicated, use whole number percentages and the allocation total must equal 100%. Additional beneficiaries can be listed below in Additional Remarks.

1. _____% Primary Name: ______________________ Date of Birth: ______________
   Relationship to Owner: ______________ ☐ Male ☐ Female SSN/TIN: ______________
   Email Address: ______________________ Telephone: ______________
   Physical Address: ____

2. _____% Name: ______________________ Date of Birth: ______________
   Relationship to Owner: ______________ ☐ Male ☐ Female SSN/TIN: ______________
   Email Address: ______________________ Telephone: ______________
   Physical Address: ____
   ☐ Primary ☐ Contingent

3. _____% Name: ______________________ Date of Birth: ______________
   Relationship to Owner: ______________ ☐ Male ☐ Female SSN/TIN: ______________
   Email Address: ______________________ Telephone: ______________
   Physical Address: ____
   ☐ Primary ☐ Contingent

Replacement Information - Required (All information needs to be completed.)

☐ Yes ☐ No Do you own any existing annuity contracts or life insurance policies?
(Financial Professional: If Yes, the appropriate state version of Form 33503 is required for applications signed in NAIC states.)

☐ Yes ☐ No Will the proposed contract replace or change any existing annuity or life insurance?
(Financial Professional: If Yes, complete the information below with the contract information being replaced AND provide the applicable state replacement form(s) for the state where the application is signed.)

Company	Approximate Transfer Amount	Policy/Contract Number	Replacement of Annuity/Life
	$		☐ Annuity ☐ Life
	$		☐ Annuity ☐ Life
	$		☐ Annuity ☐ Life

Additional Remarks

____

____

____

Declarations and Signature - Required

By signing on the next page I/we understand and agree that:

1. The information contained in this application is true, complete, and correct to the best of my/our knowledge and belief.
2. The statements made shall form the exclusive basis of any annuity issued.
3. Checks must be made payable to The Lincoln National Life Insurance Company, not to the Financial Professional. The cancelled check is the receipt.
4. Only a Company officer can make, modify, discharge, or waive any of the Company's rights.
5. Under penalties of perjury, the Owner(s) certifies that: (1) the Social Security Number(s) or Tax Identification Number(s) reported above for the Owner(s) is the correct number (or the Owner(s) is waiting for a number to be issued); and (2) the Owner(s) is not subject to backup withholding either because (a) the Owner(s) has not been notified by the Internal Revenue Service (IRS) that the Owner(s) is subject to backup withholding as a result of a failure to report all interest or dividends, or (b) the IRS has notified the Owner(s) he or she is no longer subject to backup withholding.

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Declarations and Signature - Required (cont’d) 6. Placing an annuity in a tax qualified retirement plan (for example, an IRA) will result in no additional tax advantage from the annuity. 7. For all states except AK, AR, AZ, CA, CO, DC, HI, KY, KS, LA, ME, MI, NC, NH, NM, OH, OK, PA, PR, RI, TN, UT, VA, VT and WA please note: Any person who knowingly, and with intent to defraud any insurance company or other person, files or submits an application or statement of claim containing any materially false or deceptive information, or conceals, for the purpose of misleading, information concerning any fact material thereto, commits a fraudulent insurance act, which is a crime and may subject such person to criminal and civil penalties. 8. For Oklahoma only: Any person who knowingly and with intent to defraud any insurance company or other person files an application for insurance or statement of claim containing any materially false information or conceals for the purpose of misleading, information concerning any fact material thereto commits a fraudulent insurance act, which is a crime and subjects such person to criminal and civil penalties. 9. For Colorado only: It is unlawful to knowingly provide false, incomplete, or misleading facts or information to an insurance company for the purpose of defrauding or attempting to defraud the company. Penalties may include imprisonment, fines, denial of insurance, and civil damages. Any insurance company or agent of an insurance company who knowingly provides false, incomplete or misleading facts or information to a policy holder or claimant with regard to a settlement or award payable from insurance proceeds shall be reported to the Colorado Division of Insurance within the Department of Regulatory Agencies. 10. For Arkansas, Kentucky, Maine, New Mexico, Ohio, Rhode Island, Tennessee, Washington only: Any person who, knowingly and with intent to injure, defraud or deceive any insurance company or other person, files an application for insurance or statement of claim containing any materially false information or conceals for the purpose of misleading, information concerning any fact material thereto commits a fraudulent insurance act, which is a crime and may subject such person to criminal and civil penalties, fines, imprisonment, or a denial of insurance benefits. I/We acknowledge receipt of a current prospectus. Contract Owner Signature: _____________________________________________________ Date:___________________ Signed in City and State:_____________________________________________________ Joint Contract Owner Signature (if any): ___________________________________________ Date:___________________ Signed in City and State:_____________________________________________________ Annuitant Signature (if other than Owner): _________________________________________ Date:___________________ Contingent Annuitant Signature (if any): ___________________________________________ Date:___________________ Financial Professional Signature - Required (All information needs to be completed.) h Yes h No Does the applicant have any existing annuity contracts or life insurance policies? (If Yes, the appropriate state version of Form 33503 is required for applications signed in NAIC states.) h Yes h No Will the proposed contract replace or change any existing annuity or life insurance? (If Yes, complete the applicable state replacement form(s) for the state where the application is signed.) The Financial Professional hereby certifies all information contained in this application is true to the best of his/her knowledge and belief. The Financial Professional also certifies that he/she has used only Company approved sales materials in conjunction with the sale and copies of all sales materials were left with the applicant(s). The undersigned confirms this contract was principally negotiated, issued and delivered in the state where the application was signed. Any communication pertaining to this contract also occurred in the state where the application was signed. Financial Professional Signature: ________________________________________________________________________ May 2024 Page 3 of 3 ANF12603 ANF12603-LV2 5/24 MAY24